Exhibit 10.7

Guangdong Huaxing Bank

Internet Banking Business System Integrating Agreement

YHYHP ZI No. 201612070023

Partner: Sichuan Senmiao Ronglian Technology Limited

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Party A: Guangdong Huaxing Bank Co., Ltd

Address: No. 533, Tianhe Road, Guangzhou, Guangdong Province

Party B: Sichuan Senmiao Ronglian Technology Limited

Address: 16F, Block A, Shihao Square, Middle Section of Jiannan Avenue, High-Tech Zone, Chengdu

In consideration of Guangdong Huaxing Bank’s integrated business system, Party A and Party B enter into this Agreement for the purpose of defining each party’s rights and obligations as well as regulating both parties’ business activities through full consultation on the basis of free will, equality, and mutual benefits.

Article 1 General Provisions on Cooperation

(I)	Party A agrees upon Party B’s access to Party A’s business system, and to jointly provide account services for external clients upon operation of the system and acceptance by both parties.

(II)	This document is a system integrating agreement; a business service agreement shall be separately executed to define the rights and obligations of each party prior to providing services for external clients by both parties through the system.

Article 2 Risks

1.	In case of failure of the normal operation of the services due to any reasons not attributable to Party A, such as force majeure or problems with power supply, communication, or network etc., Party A will assist the clients and the lending institutions to solve the problem or provide necessary assistance as the case may be but not bear any responsibilities arising thereof.

2.	In case that competent regulatory authorities require Party A or Party B to cease the related system integrating services for external clients, Party A will not be liable for any losses and liabilities arising thereof. As a result, termination of the system integration shall not be entitled to Party A’s refund of relevant expenses for integrating.

Article 3 Party A’s Rights and Obligations

(I)	Party A’s Obligations

1.	To provide documents and assistance necessary for system integration for Party B;
2.	In case that Party B fulfills the business access requirements, to execute a business service agreement with Party B upon completion of the system integrating;
3.	Unless otherwise specified by laws and regulations or required by regulatory authorities, to keep the materials and the information submitted by Party B in confidence.

(II)	Party A’s Rights

1.	Party A has the right to require Party B to provide the information and relevant materials concerning corporate status, business practice, and lending intermediary services;
2.	Party A has the right to charge Party B service fee;
3.	In any one of the following events, Party A has the right to take one or more measures, including but not limited termination of the cooperation and filing of claims against Party B. based on the severity of the actual situation and the economic losses. In addition, the integrating expenses paid by Party B will not be refunded.

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(1)	Party B fails in doing business honestly, embezzles and defrauds of clients’ funds and information, or assists the borrowers to embezzle and defraud of investors’ funds;
(2)	Party B illegally conducts fundraising or takes public deposits;
(3)	Party B provides incorrect or false identity certificate, corporate registration information, and business scope etc.;
(4)	Party B is in breach of basic business rules;
(5)	There are great risks in the lending transaction involved;
(6)	Party B conducts any business activities harming Party A’s reputation;
(7)	Party B fails in making the payment of the service fee as agreed;
(8)	Party B fails in completion of the system integrating, test, operation, and verification as required;
(9)	Other cases in violation of laws and regulations and harming Party A’s interest.

Article 4 Party B’s Rights and Obligations

(I)	Party B’s Obligations

1.	To conduct all business activities in accordance with the laws and regulations published by government authorities as well as the regulations promulgated by other regulatory authorities;
2.	Unless otherwise arranged by Party A, to complete system integrating, test, operation, and verification within 3 months as required by Party A;
3.	To accept the investigation on Party B and its business conducted by Party A;
4.	To publish any picture and text concerning Party A through website and media with Party A’s consent;
5.	To fulfill confidentiality obligation, not to disclose the fee rates for the cooperation between both parties, the system demand, and the technical system interfaces;
6.	In case of early termination of this Agreement, Party B shall negotiate with Party A at least one month in advance.

(II)	Party B’s Rights

Party B has the right to obtain the system integrating service provided by Party A as agreed.

Article 5 Relevant Expenses

(I)	Schedule of Fees

☑Basic Subscription Fee: ¥ 80,000.00 yuan (RMB EIGHTY THOUSAND YUAN), which shall be paid within 20 business days upon signing of this Contract.

☑Subscription Fee for PC: ¥50,000.00 yuan (RMB FIFTY THOUSAND YUAN), which shall be paid within 20 business days upon signing of this Contract.

☑Subscription Fee for WeChat and APP: ¥ 30,000.00 yuan (RMB THIRTY THOUSAND YUAN), which shall be paid within 20 business days upon signing of this Contract.

☐Maintenance Cost

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Party A shall provide necessary assistance and service for system environment setup for Party B within 3 months upon completion and operation of the system integrating by both parties, and the maintenance cost in an amount of ¥ 60,000.00 yuan (RMB SIXTY THOUSAND YUAN) shall be paid prior to the operation of the system.

(II)	Payment Account

Account Name: ihongsen payment collection

Account No.: 897001016021070121

Bank Name: Guangdong Huaxing Bank Co., Ltd.

Article 6 Law Application and Dispute Resolution

This Agreement shall be governed by the laws and regulations of the People’s Republic of China. Any disputes in connection with the execution hereof shall be settled through negotiation or mediation. Should no settlement be reached, the case shall be submitted to the people’s court at the place where Party A is located (Tianhe District, Guangzhou).

Article 7 Term of Agreement

The term of this Agreement shall be one year.

Article 8 Effectiveness and Termination of the Agreement

(I)	This Agreement shall come into effect upon affixing the official seals of Party A and Party B.

(II)	In any one of the following events, the non-defaulting party may terminate this Agreement immediately after giving a written notice to the defaulting party:

1.	Either party breaches the Agreement or fails in performance of relevant obligations, and further fails in correction upon receipt of the written notice from the other party;
2.	Either party’s serious default during the term of this Agreement causes the failure in fulfillment of the purpose of this Agreement.

Article 9 Anti-Corruption and Anti-Bribery

(I)	Each party under this Agreement agrees to comply with the anti-corruption and anti-bribery laws and regulations of the People’s Republic of China.

(II)	Either party or its representative shall not give or agree to give the key personnel, representative, or other relevant staff of the other party any illegal benefits beyond that agreed herein in any form, including but not limited to cash, negotiable securities, shopping cards, gifts, or travel related benefits or demand any illegal benefits from any key personnel, representative, or other relevant staff of the other party. Otherwise, the said party must indemnify the other party for all its losses.

(III)	The “other relevant staff” referred in above (II) means the personnel directly or indirectly having an interest in the business under this Agreement other than the key personnel and the representative of the other party, including but not limited to the relatives and friends of the key personnel and the representative of the other party.

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Article 10 Miscellaneous

Not Applicable.

Article 11 Supplementary Provisions

(I)	This Agreement may be amended or terminated in writing as agreed by both parties;
(II)	Each party has fully reviewed and understood all provisions herein and fully acknowledges and agrees upon its own rights and obligations under this Agreement.
(III)	This Agreement is executed in quadruplicate; each party holds two, having the same legal effect.

Party A:	Party B:
Guangdong Huaxing Bank Banking (Seal)	Sichuan Senmiao Ronglian Technology Limited

Signed by:	Signed by: Wang Jun
Date: December 7, 2016	Date: December 1, 2016

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